Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-169453, 333-187721, and 333-177949 on Form S-3 of our report dated August 28, 2013, relating to the consolidated financial statements of National Rural Utilities Cooperative Finance Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of National Rural Utilities Cooperative Finance Corporation for the year ended May 31, 2013.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
August 28, 2013